AMENDMENT NO. 2
                              EMPLOYMENT AGREEMENT
                         APPLEBEE'S INTERNATIONAL, INC.
                                 RONALD B. RECK


        THIS AGREEMENT, made and entered effective this 1st day of March, 1995, by and between Ronald B. Reck ("Employee") and Applebee's International, Inc. ("Company");

                              W I T N E S S E T H:

        Whereas, Company and Employee entered an Employment Agreement dated March 1, 1992, which was subsequently amended as of February 28, 1994, and which provided for a term through March 1, 1995, and

        Whereas, the parties desire to extend the term of said Employment Agreement,

        NOW THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

        1. The term of the Employment Agreement is hereby extended to and including June 1, 1995, upon the same terms and conditions set forth in said Employment Agreement, as previously amended except for the salary therein described which has been previously adjusted annually.

        2. In all other respect, said Employment Agreement as amended shall remain in full force and effect, without modification or change by this amendment.

        IN WITNESS WHEREOF, the parties hereto have cause this instrument to be executed the day and year first above written.

                                        APPLEBEE'S INTERNATIONAL, INC.


                                        By: /s/ Lloyd L. Hill
                                            Lloyd L. Hill, President



                                        /s/ Ronald B. Reck
                                        Ronald B. Reck